UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
_________________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One East Fourth Street, Cincinnati, OH	45202
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 513-579-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

American Financial Group, Inc. Annual Bonus Plans.

On February 27, 2006, the Compensation Committee (the "Committee") of the Board of Directors of American Financial Group, Inc. (the "Company") approved the performance criteria and goals for 2006 under the Company's 2006 Co-Chief Executive Officer Annual Bonus Plan (the "Co-Chief Executive Officer Bonus Plan"). On the same date, the Company entered into the 2006 Senior Executive Annual Bonus Plan (the "Senior Executive Bonus Plan") as reviewed by the Committee.

Under the Co-Chief Executive Officer Bonus Plan, the overall bonus, if any, to be paid to the Company's Co-Chief Executive Officers will be weighted pursuant to the following performance measurements:

Core Earnings per Share	50%
Company Performance Criteria	50%

Under the Senior Executive Bonus Plan, the overall bonus, if any, to be paid to the Company's other senior executive officers will be weighted pursuant to the following performance measurements:

Core Earnings per Share	25%
Individual Performance Criteria	75%

The actual cash bonuses payable for 2006 will vary from 0% to 175% as to the Co-Chief Executive Officers, and 0% to 125% as to the Senior Executive Officers, of the bonus target amounts set forth below, depending on the extent to which the Company's core earnings per share and Company's and/or individual's actual performance meets, exceeds or falls short of the performance criteria determined by the Committee.

Executive	Position	Bonus Target Amount

Carl H. Lindner III	Co-Chief Executive Officer	$1,150,000
S. Craig Lindner	Co-Chief Executive Officer	$1,150,000
James E. Evans	Senior Vice President	$850,000
Keith A. Jensen	Senior Vice President	$525,000
Thomas E. Mischell	Senior Vice President	$325,000

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

    Financial statements of business acquired.  Not applicable.

    Pro forma financial information.  Not applicable.

    Exhibits

Exhibit No.	Description

99.1	The Company's 2006 Co-Chief Executive Officer Annual Bonus Plan dated February 27, 2006.
99.2	The Company's 2006 Senior Executive Officer Annual Bonus Plan dated February 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: March 2, 2006
By: Karl J. Grafe
Karl J. Grafe
Vice President